Exhibit 99.1

January 20, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Partners to Invest up to $305 Million for
Additional Growth Projects in the Bakken Shale

Projects Include an Additional Natural Gas Processing Plant in North Dakota

   TULSA, Okla. – Jan. 20, 2011 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest another $260 million to $305 million between now and the end of 2014 for additional projects in the Bakken Shale in the Williston Basin.

    These investments include $135 million to $150 million for the construction of a new 100 million cubic feet per day (MMcf/d) natural gas processing facility – the Stateline II plant – in western Williams County, N.D. – which is expected to be in service in the first half of 2013.

    In addition to the investments for the Stateline II plant, ONEOK Partners also expects to invest approximately $80 million to $110 million for expansions and upgrades to its existing gathering and compression infrastructure. ONEOK Partners also expects to invest approximately $45 million between now and the end of 2014 for new well connections associated with the Stateline II facility.

    “The rapidly increasing crude-oil drilling activity in the region necessitates additional capacity to gather and process the growing natural gas liquids-rich natural gas volumes,” said Terry K. Spencer, ONEOK Partners chief operating officer. “With more than 1.5 million acres dedicated to our facilities, we are well positioned to meet the needs of producers who are continuing to aggressively develop the Bakken and Three Forks formations.”

    The partnership previously announced plans to construct two other new natural gas processing facilities in the region – the Garden Creek and Stateline I plants. When completed, the combined natural gas processing capacity of the Stateline II plant, the Garden Creek plant, the Stateline I plant and the existing Grasslands natural gas processing facility will be approximately 400 MMcf/d, nearly quadrupling the partnership’s current processing capacity in the Williston Basin.

    “The Stateline II natural gas processing plant – along with our previously announced Stateline I and Garden Creek plants and our existing Grasslands plant – will process natural gas

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ONEOK Partners to Invest Up to $305 Million for
Additional Growth Projects in the Bakken Shale

gathered through our extensive gathering pipeline and compression infrastructure,” Spencer said.

    “The size and reach of this gathering system and these modern, efficient plants will combine with our Bakken NGL pipeline to provide excellent performance and reliability. These projects also enhance our ability to deliver the natural gas and natural gas liquids (NGL) to the market,” Spencer said.

    In aggregate, the Stateline II plant and related infrastructure are expected to generate EBITDA (earnings before interest, taxes, depreciation and amortization) multiples of five to seven times. The incremental earnings from these projects are expected to increase distributable cash flow and value to unitholders in the form of higher distributions.

    The Stateline II plant will be constructed adjacent to the previously announced Stateline I natural gas processing facility, which is expected to be in service during the third quarter of 2012. The Garden Creek plant is expected to be in service during the fourth quarter of 2011. When completed, NGLs produced from ONEOK Partners’ natural gas processing plants will be delivered into the partnership’s previously announced Bakken NGL Pipeline, scheduled for completion at or near the same time as the Stateline II plant.

    In addition to the Stateline II plant, ONEOK Partners has previously announced approximately $1.5 billion to $1.8 billion in growth projects that include:

●	Construction of the Garden Creek plant and the Stateline I plant, each a 100 MMcf/d natural gas processing facility, in the Bakken Shale in the Williston Basin in North Dakota, and related infrastructure;
●	Construction of a 525- to 615-mile NGL pipeline, the Bakken Pipeline, to transport unfractionated NGLs produced from the Bakken Shale in the Williston Basin to the Overland Pass Pipeline, a 760-mile NGL pipeline extending from southwestern Wyoming to Conway, Kan.;
●	Related capacity expansions for ONEOK Partners’ 50-percent interest in the Overland Pass Pipeline to transport the additional unfractionated NGL volumes from the new Bakken Pipeline;
●	Expansion of the partnership’s fractionation capacity at Bushton, Kan., by 60,000 bpd to accommodate the additional NGL volumes from Overland Pass Pipeline;
●	Installation of seven additional pump stations along the existing Sterling I NGL distribution pipeline, increasing its capacity by 15,000 bpd;
●	Construction of more than 230 miles of NGL pipelines that will expand the partnership’s existing Mid-Continent NGL gathering system in the Cana-Woodford and Granite Wash areas by connecting to three new third-party natural gas processing facilities being constructed, and to three existing third-party natural gas processing facilities that are being expanded;
●	Installation of additional pump stations on the Arbuckle Pipeline to increase its capacity to 240,000 bpd; and

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ONEOK Partners to Invest Up to $305 Million for
Additional Growth Projects in the Bakken Shale

●	Other investments in the Woodford Shale in Oklahoma, with projects in both the natural gas gathering and processing and the natural gas liquids segments.

    ONEOK Partners is the largest independent operator of natural gas gathering and processing facilities in the Williston Basin, with a gathering system of more than 3,500 miles.

EDITOR’S NOTE:
    View map showing the location of the new processing facility.

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES

    ONEOK Partners has disclosed in this news release anticipated EBITDA and Distributable Cash Flow levels that are non-GAAP financial measures. EBITDA and DCF are used as a measure of the partnership’s financial performance. EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction. DCF is defined as EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash and certain other items.

    The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

    EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

    These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

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ONEOK Partners to Invest Up to $305 Million for
Additional Growth Projects in the Bakken Shale

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

The forward looking statements in this news release relating to the estimated costs and completion schedules as well as anticipated EBITDA levels with respect to the referenced growth construction projects are subject to known and unknown risks, uncertainties and other factors that may cause actual project costs and completion schedules and associated EBITDA levels to be materially different from those included in the forward looking statements. These risks and uncertainties include, but are not limited to, timely receipt of necessary governmental approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete these projects within budget and on schedule.

OKS-PP OKE-PP

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